TERMINATION AGREEMENT

TERMINATION AGREEMENT (this “Termination Agreement”) is made as of this [11th] day of September, 2009, by and among (i) SMART Modular Technologies (WWH), Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), (ii) T3 II SM, LLC (“T3 II”), TPG III SM, LLC (“TPG III”) and TPG IV SM, LLC (“TPG IV”) (taken together, the “TPG Entities,” and each of the foregoing in this clause (ii), a “TPG Entity”), (iii) Francisco Partners, L.P. (“FP”), Francisco Partners Fund A, L.P. (“FP Fund A”) and FP Annual Fund Investors, LLC (“FP Annual Fund”) (taken together, the “FP Entities,” and each of the foregoing in this clause (iii), an “FP Entity”), (iv) Shah Capital Partners, L.P. (“Shah Capital”), (v) WestRiver Capital LLC (“WestRiver”) and (vi) Patel Family Partners, L.P. (“Patel” and together with the TPG Entities, the FP Entities, Shah Capital, WestRiver and Patel, the “Shareholders”).

W I T N E S S E T H:

WHEREAS, the Company and the Shareholders are party to the Amended and Restated Shareholders’ Agreement dated as of April 16, 2007 among the parties hereto (the “Shareholders’ Agreement”);

WHEREAS, the parties hereto desire to terminate the Shareholders’ Agreement.

NOW, THEREFORE, the parties hereto hereby agree, as follows:

SECTION 1. Termination of Shareholders’ Agreement.

(a) Effective as of the date hereof, the Company and the Shareholders hereby terminate the Shareholders’ Agreement. From and after such termination, the Shareholders’ Agreement shall be of no further force or effect and none of the parties hereto shall have any surviving rights, duties or obligations pursuant to the Shareholders’ Agreement.

(b) For the avoidance of doubt, this Termination Agreement shall not terminate any agreement between the parties hereto other than the Shareholders’ Agreement, which agreements (other than the Shareholders’ Agreement) shall continue in full force and effect between the parties thereto to the extent applicable.

SECTION 2. Counterparts.

This Termination Agreement may be executed in any number of counterparts and by facsimile, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

SECTION 3. Governing Law.

This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 4. Representations and Warranties.

Each party hereto represents and warrants to the other parties hereto that: (a) it has full power and authority to enter into this Termination Agreement; (b) the execution, delivery and performance of this Termination Agreement will not conflict with, violate or result in a default under (with or without the giving of notice or passage of time or both) such party’s organizational documents and bylaws or other material agreements; and (c) it has duly executed and delivered this Termination Agreement.

SECTION 5. No Third Party Benefits.

This Termination Agreement is for the sole benefit of the parties hereto and their successors, transferees and assigns and nothing herein expressed or implied shall give or be construed to give any person or entity, other than the parties hereto and such successors, transferees and assigns, any legal or equitable rights hereunder.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed by their respective authorized officers as of the date and year first above written.

SMART MODULAR TECHNOLOGIES (WWH), INC. By: /s/ Iain MacKenzie

Name: Iain MacKenzie Title: President and CEO, Director T3 II SM, LLC By: /s/ Clive Bode

Name: Clive Bode Title: Vice President TPG III SM, LLC By: /s/ Clive Bode

Name: Clive Bode Title: Vice President TPG IV SM, LLC By: /s/ Clive Bode

Name: Clive Bode Title: Vice President FRANCISCO PARTNERS, L.P. By: /s/ Dipanjan Deb

Name: Dipanjan Deb Title: Managing Member FRANCISCO PARTNERS FUND A, L.P. By: /s/ Dipanjan Deb

Name: Dipanjan Deb Title: Managing Member FP ANNUAL FUND INVESTORS, LLC By: /s/ Dipanjan Deb

Name: Dipanjan Deb
Title: Managing Member

SHAH CAPITAL PARTNERS, L.P.

By and on behalf of itself and as
nominee for Krishnan Shah Fund,
L.P.
By: Shah Management Partners,
L.L.C., its General Partner
By: Shah Management, LLC, its
Managing Member

By: /s/ Ajay Shah

Name: Ajay Shah Title: Managing Director WESTRIVER CAPITAL LLC By: /s/ Erik J. Anderson

Name: Erik J. Anderson Title: Managing Member PATEL FAMILY PARTNERS, L.P. By: /s/ Mukesh Patel

Name: Mukesh Patel Title: General Partner